UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 15, 2012

Date of Report (Date of earliest event reported)

GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Bedminster One

135 Route 202/206

Bedminster, New Jersey 07921

(Address of Principal Executive Offices)

(908) 731-0700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

GAIN Capital Holdings, Inc.’s (the “Company”) Annual Meeting of Stockholders (the “Annual Meeting”) was held via webcast on Friday, June 15, 2012. At the Annual Meeting, the following matters were submitted to a vote of stockholders:

•	the election of two (2) Class II directors to serve until the 2015 Annual Meeting, or until their respective successors shall have been duly elected and qualified;

•	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

At the close of business on April 19, 2012, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 34,926,425 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. The holders of 24,859,274 shares of the Company’s common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.

The following are the voting results on each matter submitted to the Company’s stockholders. At the Annual Meeting, each of the Class II directors was elected and the appointment of Deloitte & Touche as the Company’s independent public accounting firm for the year ended December 31, 2012 was ratified.

Proposal 1. Election of two (2) Class II Directors

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Mark E. Galant	19,660,482	338,955	3,230	4,856,607
Christopher S. Sugden	19,707,911	291,526	3,230	4,856,607

Proposal 2. Ratification of Selection of Independent Registered Public Accounting Firm

FOR	AGAINST	ABSTAIN
24,771,769	69,221	18,284

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2012

GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Daryl J. Carlough

Name:	Daryl J. Carlough
Title:	Interim Chief Financial Officer